UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2010
BJ Services Company
(Exact name of registrant as specified in charter)

Delaware	1-10570	63-0084140
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4601 Westway Park Blvd., Houston, Texas	77041
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 462-4293
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     On March 31, 2010, BJ Services Company (“BJ Services”) held a special meeting of stockholders in order to approve its pending merger with Baker Hughes Incorporated (“Baker Hughes”) pursuant to the terms and conditions of the Agreement and Plan of Merger, by and among Baker Hughes, BJ Services and BSA Acquisition LLC, dated as of August 30, 2009 (the “Merger Agreement”). The meeting was held in order to vote upon the proposal to approve and adopt the Merger Agreement.
     The proposal was approved. The following is a summary of the voting results for the proposal presented to the stockholders to approve and adopt the Merger Agreement:

FOR 233,812,564	AGAINST 269,384	ABSTAIN 223,306	BROKER NON-VOTES 0
     As of February 11, 2010, the record date, there were 293,721,886 shares issued and outstanding and entitled to vote at the special meeting of stockholders.

Item 8.01	Other Events.
     On March 31, 2010, Baker Hughes and BJ Services issued a joint news release announcing results of their respective special meetings of stockholders. The closing of the merger is subject to governmental regulatory and judicial approval and other closing conditions, which BJ Services currently expects will occur in early April 2010. The news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Joint Press Release issued March 31, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ SERVICES COMPANY

By:	/s/ Margaret B. Shannon

Name: Margaret B. Shannon
Title: Vice President - General Counsel
Date: March 31, 2010

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Joint Press Release issued March 31, 2010.